UNITED STATES
                   SECURITIES AND EXCHANGE COMMISION
                        Washington, D.C. 20549
                               FORM 8-K
                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): November 9, 2004


                             GAVELLA CORP.
        (Exact name of registrant as specified in its charter)

          Delaware               000-31143                22-3742159
(State or other jurisdiction   (Commission              (IRS Employer
    of incorporation)           File Number)         Identification No.)

                           231 Norman Avenue
                       Brooklyn, New York 11222
               (Address of principal executive offices)

                             718-383-4999
          (Registrant's telephone number, including area code)

                         215 West Main Street
                     Maple Shade, New Jersey 08052
     (Former name or former address, if changed since last report.)

Section 5-Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On November 9, 2004, Gavella Corp. (the "Company") executed a Subscription Agreement with Direct Capital Investments, Ltd. ("DCI") pursuant to which, among other things, DCI purchased 31,500,000 post-reverse split shares of common stock (the "Purchased Shares") of the Company. The Purchased Shares represent 90% of the issued share capital of the Company on a fully-diluted basis. DCI is an Israeli company which is traded on the Tel Aviv Stock Exchange. At closing, the Company had no liabilities other than an obligation to pay $80,000 to its 20% subsidiary Bartram Holdings, Inc.

The purchase price paid to the Company for the Purchased Shares was $900,000, consisting of (i) an assignment to the Company of a promissory note made by 231 Norman Avenue, LLC, a New York limited liability company (the "LLC") to DCI in the principal amount of $770,000 (the "Note") and (ii) cash in the amount of $130,000, $50,000 of which was paid on November 9, 2004. The balance of the purchase price for the Purchased Shares, $80,000, is to be paid by DCI on or before November 30, 2004. The Note, which is due and payable on June 15, 2005, provides for quarterly payments of interest only to DCI at an annual interest rate of 12%. The Note is secured by a pledge which encumbers the 35% membership interest (the "Membership Interest") owned by the LLC in 231 Norman Avenue Property Development, LLC, a New York limited liability company which owns fee simple title to the real property located at 231 Norman Avenue, Brooklyn, New York. 231 Norman Avenue Property Development is in the business of owning and operating income producing real estate in the New York/New Jersey area. In addition, the Company is receiving an assignment of an Option
Agreement whereby the LLC granted DCI the right to purchase the Membership Interest upon a default of the Note or at any time prior to payment in full of the Note. The exercise price of the option is the outstanding amount then due and payable under the Note.

Immediately after the closing on the purchase of the Purchased Shares by DCI, the Company's assets consisted of the Note and its a 20% interest in Bartram Holdings, Inc. (the remaining 80% is owned by Harry J. Santoro, an officer and director of the Company). The cash paid to the Company at the closing for the Purchased Shares was paid to Bartram. The primary asset of Bartram is an 80% indirect interest in the Spring Village Apartment Complex. For three years from the closing, Mr. Santoro has agreed to vote all his shares in Bartram to elect nominees of the Company to Bartram's board of directors proportionate to the Company's ownership of Bartram's outstanding stock.

As previously disclosed, on or about November 19, 2004, the Company will file with the Secretary of State of the State of Delaware an amendment to its Articles of Incorporation (i) increasing the authorized share capital of the Company to 100,000,000 shares, (ii) authorizing up to 1,000,000 shares of undesignated preferred stock and
(iii) effectuating a 1:2 reverse stock split. The Company will also change its name from "Gavella Corp." to "DCI USA, Inc." in accordance with the authorization previously received from the stockholders of the Company.

In addition to the foregoing, Bartram was granted a one time option to cause the Company to distribute to all of its stockholders all or a portion of the common stock of Bartram owned by the Company. Bartram shall have the right to exercise this option until March 31, 2006. If Bartram exercises its option, it shall be responsible for all costs in connection therewith.

For all the terms and conditions of the Subscription Agreement, Distribution Agreement and Voting Agreement, reference is hereby made to such agreements annexed hereto as Exhibits 10.1 through 10.3. All statements made herein concerning the foregoing agreement are qualified by references to said exhibits.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of November 9, 2004, the closing of the Subscription Agreement, Mr. Santoro, the Company's President, Chief Executive and Financial Officer and director, and Mr. Stephen M. Robinson, the Company's Vice President, Secretary and director resigned as the officers of the Company. The Board elected David Yerushalmi to serve as Chairman and Chief Executive Officer and a director, and Adam Ofek as the President, Chief Financial Officer, Treasurer and a director. Mr Sam Klepfish was also appointed as Senior Vice President and Secretary of the Company.

In addition, Messrs. Santoro and Robinson will resign from the Registrant's Board of Directors effective ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1, expected to be delivered on or about November 22, 2004 (such date shall be referred to herein as the "Effective Date"). It is contemplated that, effective ten days after the delivery of the Information Statement to the shareholders of the Company, Sam Klepfish and Alon Segev will be appointed to the Board of Directors of the Company.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during the past five years, and any other directorships held in reporting companies. There are no family relationships among the persons described below.

David Yerushalmi, age 48, became the Chairman and Chief Executive Officer and a director of the Company as of the close of business on November 9, 2004. Mr. Yerushalmi is a lawyer and businessman with expertise in strategic business analysis, real estate development and syndication. In addition, he has substantial experience in
international            business           development            and
business/legal/strategic/scientific risk analysis for information technology companies, bio-medical projects, and international concerns. After completing his undergraduate studies with a B.S. in public policy studies, summa cum laude, Yerushalmi received his Juris Doctorate from Arizona State University College of Law in 1984 as the recipient of the Most Outstanding Graduate Award. After graduation, Mr. Yerushalmi worked as a lawyer specializing in securities, banking, and business law in the Los Angeles office of the law firm of LeBoeuf, Lamb, Greene & Macrae L.L.P. (then known as LeBoeuf, Lamb, Leiby & Macrae). During the past five years, Mr. Yerushalmi has been actively involved in a privately-held real estate investment and development company operating in the New York/New Jersey area together with involvement in other business ventures.

Adam Ofek, age 42, became our President and a director of the Company as of the close of business on November 9, 2004. Since February 2004, Mr. Ofek has served as President, Chief Financial Officer and a director of Technoprises Ltd., an Israeli company listed on the Over-the-Board Bulletin Board ("TNOLF"). The mission of Technoprises is to enhance the experience of business, leisure and entertainment content by leveraging and commercializing leading-edge technologies that enable the capture of content from any source, enrich it by matching it with complementary content from other sources, and package and deliver it in a personalized manner to any digital device. Mr. Ofek served as the Chief Executive Officer of MBI Partners, an investment banking boutique, where he was engaged in private placements and m&a activitities for public companies from November 1999 to November 2003. From September 1996 to July 1999 he served as the Chief Executive Officer of Solid IG Capital Markets LLC, an Israeli investment house which was a member of NASD, FSA and Easdaq. Mr. Ofek is a senior managing partner at Apros & Chay MB, Ltd., an Israeli private merchant bank.

Sam Klepfish, age 29, became a Senior Vice President of the Company on November 9, 2004 and will become a director on the Effective Date. Mr. Klepfish has served as a Managing Director of Technoprises, Ltd. since May 2004. From January 2001 to May 2004 he was a corporate finance analyst and consultant at Phillips Nizer, a New York law firm. Since January 2001 Mr. Klepfish has been a member of the steering committee of Tri-State Ventures, a New York investment group. From 1998 to December 2000, Mr. Klepfish was an asset manager for several investors in small-cap entities. Mr. Klepfish also serves as the Director of Corporate Finance of Apros & Chay MB, Ltd.

Alon Segev, age 37, will become a director on the Effective Date. Since April 2004, Mr. Segev has been involved in international ventures in a financial and entrepreneurial aspect. From August 2002 to April 2004 Mr. Segev was the Vice President- Business Development for Comadis International Trade Ltd., a British company he co-founded which was involved in international trade of commodities, products and energy for infrastructure sectors. From August 1999 to August 2002 he was chief executive officer and director of NetTrust Inc., a company he co-founded with Professor Hod Lipson. NetTrust was a holding company in energy and infrastructure (GRP Pipes and power plants), car parts importer, an a distributor of VIALLE BV, an international oil trade and high-tech company. Mr.Segev received his LLB law degree from Tel Aviv University in 1998 and a B.Sc. in mechanical engineering with distinction from the Technion-Israel Institute of Technology in 1990. Mr. Segev served for five years as an officer in the Israeli Navy. There is no transaction during the last two years, or any proposed transactions, to which the Company was or is a party with any of the foregoing individuals or any member of their respective immediate family

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
  (a)  Financial Information.   Not applicable
(b)  Pro forma financial information.   Not applicable
(c)  Exhibits
     Exhibit 10.15 Subscription Agreement dated November 9, 2004, from Direct Capital Investments, Ltd. to Gavella Corp.
     Exhibit 10.16 Distribution Agreement dated November 9, 2004 between Gavella Corp. and Bartram Holdings, Inc.
     Exhibit 10.17 Voting Agreement dated November 9, 2004 among Gavella Corp., Bartram Holdings, Inc. and Harry J. Santoro

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Gavella Corp.
                                        (Registrant)

                                        By: /s/ David Yerushalmi
                                        David Yerushalmi, Chairman and
                                        Chief Executive Officer

Date:  November 10, 2004



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